Exhibit 5.1

                                                  September 16, 1997



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York 10172

SIMPSON THACHER & BARTLETT
425 Lexington Avenue
New York, New York 10017-3954


Re: Symons International Group, Inc./ $139,176,000 9 1/2% Senior Subordinated
    Notes

Dear Sirs:

         We have acted as counsel for Symons International Group, Inc., an Indiana corporation (the "Company") in connection with (i) the issuance of
$139,176,000 9 1/2% Senior Subordinated Notes of the Company, and (ii) the execution of certain documents in connection therewith, including, but not limited to the Senior Subordinated Indenture, the Amended and Restated Declaration of Trust, the Preferred Securities Company Guarantee, the Common Securities Company Guarantee, the Registration Rights Agreement, the Purchase Agreement, the Preliminary Offering Memorandum and the Offering Memorandum, all as referred to in the Purchase Agreement, dated August 7, 1997, between you, the Company and SIG Capital Trust I.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 2



         In rendering the legal opinions expressed herein, we have reviewed applicable law, have made such inquiries as we have deemed relevant and necessary and have examined the original instruments, documents, certificates and records we have deemed necessary in rendering these opinions, including but not limited to the following:

         1. Certificate of Existence of the Company, dated August 8, 1997 by the Secretary of State of Indiana.

         2. Articles of Incorporation and By-Laws of the Company, certified by the Secretary of the Company.

         3. Preliminary Offering Memorandum, dated July 23, 1997.

         4. Offering Memorandum, dated August 7, 1997.

         5. The Operative Documents to be delivered on the Closing Date.

         Any term not defined herein shall have the same meaning as set forth in the Purchase Agreement.

         Based upon our examination of the foregoing instruments, documents and certificates, and in reliance upon the completeness, correctness, accuracy, truth and authenticity thereof and of the information therein contained and certain representations made to us by certain officers of the Company, concerning which information we express no opinion and declare that we have made no independent investigation of the truth, accuracy or completeness thereof and assume no obligation to do so, and subject to the limitations, qualifications, exceptions and assumptions hereinafter set forth, we are of the opinion, as of the date hereof, that under the federal laws of the United States and the laws of the States of Indiana and New York (assuming the law of New York is the same as the law of the State of Indiana:

                  (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 3



         qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operation of its property and the conduct of its business requires such qualification.

                  (ii) the authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable.

                  (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby or thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes, the Preferred Securities Company Guarantee, the Exchange Notes and the Exchange Preferred Securities Company Guarantee.

                  (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (v) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Indenture constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (vi) The Senior Subordinated Notes have been duly and validly authorized by the Company and when the Senior Subordinate Notes are issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Senior Subordinated Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 4



         or at law). The Senior Subordinated Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                  (vii) The Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Exchange Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                  (viii) The Preferred Securities Company Guarantee has been duly and validly authorized by the Company and when the Preferred Securities Company Guarantee is issued and authenticated in accordance with the terms of the Declaration and delivered against payment therefor in accordance with the terms hereof, the Preferred Securities Company Guarantee will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Preferred Securities Company Guarantee, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                  (ix) The Exchange Preferred Securities Company Guarantee has been duly and validly authorized by the Company, and when the Exchange Preferred Securities Company Guarantee is issued and authenticated in accordance with the terms of the Declaration and the Registration Rights Agreement, the Exchange Preferred Securities Company Guarantee will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency,

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 5



         fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Exchange Preferred Securities Company Guarantee, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                  (x) The  Registration  Rights  Agreement  has  been  duly  and validly authorized, executed and delivered by the Company and the Registration Rights Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except that any rights to indemnity and contribution thereunder may be limited by federal and state securities laws or by considerations of public policy. The Registration Rights Agreement conforms to the description thereof in the Offering Memorandum.

                  (xi) The execution, delivery and performance by the Company of the Purchase Agreement, the Guarantor Agreements and the other Operative Documents to which it is a party, the issuance and sale of the Securities and the Exchange Securities, and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or be a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than those that have been or will be obtained prior to the Closing Date), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) to our knowledge, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any United States federal or State of Indiana statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) to our knowledge, any judgment, order or decree of any United States federal or State of Indiana court or United States federal or State of Indiana governmental agency or authority having

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 6



         jurisdiction over the Company, any of its subsidiaries or their assets or properties except insofar as any of (ii), (iii) or (iv) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States federal or State of Indiana court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the NASD (assuming full and complete compliance by the Initial Purchasers with the agreements and representations contained in
         Section 5(b) of the Purchase Agreement and the related information contained in the Offering Memorandum). As to such matters relating to state securities or Blue Sky laws and regulations or as such may be required by the NASD, we have relied upon the review of such matters by your counsel and the advice to you by your counsel. To our knowledge, no consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

                  (xii) To our knowledge, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any United States federal or State of Indiana governmental agency that prevents the issuance of the Securities or Exchange Securities; to our knowledge, no injunction, restraining order or order of any nature by a United States federal or State of Indiana court of competent jurisdiction has been issued that prevents the issuance of the Securities or Exchange Securities or suspends the sale of the Securities or Exchange Securities in any jurisdiction referred to in
         Section  4(e)  of the  Purchase  Agreement;  and to our  knowledge,  no action, suit or proceeding is pending against or affecting or threatened against the Company or any of its subsidiaries before any United States federal or State of Indiana court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect; and, to our knowledge, every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 7



                  (xiii) When the Securities are issued and delivered pursuant to this Agreement, the Declaration and the Indenture, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (xiv) Assuming the accuracy of the Initial Purchasers' representations and warranties contained in Section 5(b) of the Purchase Agreement and the compliance by the Initial Purchasers with the agreements contained in such Section 5(b), no registration of the Securities under the Securities Act, and no qualification of the Indenture is required under the Trust Indenture Act, is required for the sale of the Securities to you as contemplated hereby or for the Exempt Resales solely in the manner contemplated by this Agreement, the Declaration, the Indenture and the Offering Memorandum.

                  (xv) Neither the Trust, the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Act of 1935, as amended.

                  (xvi) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements, including the notes thereto, and the supporting schedules and appendices and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                  (xvii) The statements made in the Offering Memorandum under the captions "Description of the Preferred Securities," "Description of the Senior Subordinated Notes," "Relationship Among the Preferred Securities, the Senior Subordinated Notes and the Preferred Securities Company Guarantee" and "Plan of Distribution" (except those matters set forth in the second paragraph of Section 6(c) of the Purchase Agreement), insofar as they purport to constitute summaries of certain contracts, agreements or documents,

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 8



         constitute  accurate  summaries  of  such  contracts,   agreements  or
         documents in all material respects.

         For purposes of rendering  the opinions  contained in  paragraphs  (v),
(vi), (vii), (viii), (ix) and (x) above, we have no reason to believe that any provision of New York law would render any of the documents referred to in such paragraphs unenforceable in any material respect (subject to each of the other assumptions and qualifications contained in such opinion), assuming that New York law is the same as Indiana law, and that we have no reason to believe that New York law is different from Indiana law (it being understood that no member of our firm is licensed to practice law in the State of New York).

         We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and their counsel in connection with the preparation of the Preliminary Offering Memorandum and the Offering Memorandum and have considered the matters required to be stated therein and the statements contained therein and, although we have not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), we advise you that, on the basis of the foregoing, no facts have come to our attention that caused us to believe that the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented, if applicable), at the time such Preliminary Offering Memorandum or Offering Memorandum were circulated or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, we further state that we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto or the statements made in the second paragraph of Section 6(c) of the Purchase Agreement.

         The opinions contained herein are rendered to you at the request of the Company.

         The  foregoing   opinion  is  subject  to  the   following   additional
limitations, qualifications, exceptions and assumptions:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 9



                  (a) Our opinion is based solely on the laws of the States of New York (assuming the law of New York is the same as the law of the State of Indiana), Indiana and United States federal law, and we express no opinion as to matters governed or affected by the laws of other states or as to the effect of the governing law provisions in the Operative Documents. All documents opined to hereunder are to be construed under New York law without regard to conflict of law provisions which might be contained in such documents. We express no opinion with respect to the enforceability of any provision which requires that New York law be applied in connection with the validity or enforceability of any of the documents opined to hereunder.

                  (b) We have relied upon information, certificates and representations made by representatives of the Company and copies of documents and records furnished to us by the Company and others, and, for purposes of this opinion, we have assumed that all such information and copies are true, correct, complete, authentic and accurate and remain unchanged as of the date hereof, and that all signatures are genuine, that all persons executing the documents were of legal age and had the legal capacity to do so, and said matters have not been independently verified by us. We have also assumed authenticity of the originals of all documents submitted to us as copies.

                  (c) We express no opinion as to the status of title to any property, real or personal, which is the subject matter of the Operative Documents or as to the relative rights, interests and priorities of the various parties who have or claim any interest in any such property.

                  (d) The opinions expressed herein are based upon certain dated certificates and certified copies described herein, and we assume that no act or event has occurred between the dates thereof and the date hereof which would in any way affect any of the matters opined upon herein or which would in any manner alter any of said certificates or certified copies. To our knowledge, no such act or event has occurred.

                  (e) This opinion is limited to the matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of payment, performance or collectability of the aforesaid notes, securities or documents of any of the obligations or other matters referred to or opined

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 10



         upon herein, and by rendering this opinion we are not guaranteeing or insuring the payment, performance or collectability said notes, securities or documents or any of the obligations or other matters referred to or opined upon herein. We shall have no continuing obligations hereunder to inform you of changes in law or fact subsequent to the date hereof or facts of which we become aware after the date hereof.

                  (f) The term "enforceable" as used herein or as referred to in any other Operative Document not specifically referred to herein (i) is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws as from time to time are in effect affecting the enforcement of rights of creditors' generally, and
         (ii) shall not be deemed to include the availability to any person or entity of the remedy of specific performance, injunctive relief or other equitable remedies to the extent general principles of equity make such remedies unavailable. The unavailability of these remedies does not render the Operative Documents invalid as a whole, and there exists in the Operative Documents, or pursuant to applicable law, legally adequate remedies for the realization of the principal benefits and/or security intended to be provided by the Operative Documents.

                  (g) We do not hereby express any opinion as to the strict enforceability of each and every remedy and provision of the Operative Documents. Certain rights, remedies and waivers contained in the
         Operative Documents may be limited or rendered ineffective by applicable state laws or judicial decisions governing such provisions, but such laws and judicial decisions should not render the Operative
         Documents invalid as a whole, and there exists in the Operative Documents, or pursuant to applicable law, legally adequate remedies for the realization of the principal benefits and/or security intended to be provided by the Operative Documents.

                  (h) The enforceability of the covenants and restrictions in the Operative Documents against the Company may be limited or abrogated if the party seeking enforcement fails to act in good faith and in a commercially fair and reasonable manner in seeking to exercise and enforce its rights and remedies thereunder and our opinion is subject to the effects of the application of the principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) in regard to covenants or provisions in agreements where the breach of such covenants or provisions

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 11



         imposes restrictions or burdens and it cannot be demonstrated that the enforcement of such restrictions and burdens is reasonably necessary for such party's protection.

                  (i) We express no opinion as to the perfection or relative priorities of any security interests or liens on any property of the Company created by the Operative Documents or of any other security interests or collateral that may be described or referred to in the Operative Documents or the proceeds thereof.

                  (j) Any cognovit provisions  contained in any of the Operative
         Documents, under which the Company has waived service of process and authorized confession of judgment, are void and unenforceable under Indiana law assuming Indiana law applies. I.C. ss. 34-2-26-1. Therefore, we cannot opine with any certainty as to the effect that the existence of any cognovit provisions in the Operative Documents may have on the enforceability of the Operative Documents under Indiana law. We express no opinion as to the validity, legally binding effect or enforceability of the waiver of rights and defenses contained in
         Section 5.15 of the Indenture.

                  (k) In making our examination of the Operative Documents, we have assumed that each party thereto, other than the Company, had full power and authority to execute, deliver and perform all of its obligations thereunder, and has duly authorized execution, delivery and performance thereof by all necessary and proper action.

                  (l) We have assumed that sufficient consideration has been given for the Operative Documents.

                  (m) Where there are no definitive court rulings, this opinion is based upon our understanding of current interpretations of law.

                  (n) We have assumed that the facts and matters represented and warranted by the Company in the Operative Documents are true and correct and we have relied on these representations and warranties in rendering this opinion.

                  (o) This firm has been engaged specifically to represent the Company in connection with this transaction. We have represented the Company in certain other matters; but we have not made inquiry of the Company as to any other matters. Whenever

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CIBC WOOD GUNDY SECURITIES CORP.
MESIROW FINANCIAL, INC.
SIMPSON THACHER & BARTLETT
September 16, 1997
Page 12


         our opinion herein with respect to the existence or absence of facts is intended to be based upon our knowledge or awareness or upon matters known to us, it is intended to signify that during the course of our limited representation of the Company, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

         This opinion is rendered solely for the benefit of each of you, and may not be relied upon by any other party, nor may copies be delivered to any other person or filed with any governmental agency, without our prior written consent.

                                                   Yours truly,


                                                   /s/
                                                   DANN PECAR NEWMAN & KLEIMAN,
                                                   Professional Corporation